NEWS RELEASE

Contacts:

Bret S. Price,  Chief Financial Officer

304.285.0005

Aly Goodwin Gregg, Chief Marketing Officer

304.285.0002

MVB Financial Reports Full-Year 2014 Results

•	Net interest income increased 32%
•	Net loans increased 28.3%
•	Total deposits increased 18.3%
•	Total assets reached $1.1 billion

FAIRMONT, W.Va., MARCH 16, 2015 – MVB Financial Corp., (OTC Markets Group OTCQB: MVBF) and its subsidiaries, including MVB Bank, Inc., MVB Mortgage and MVB Insurance, LLC, (collectively “MVB”) today announced year-end results for 2014.

MVB reported total net income of $2.08 million for the 12 months ended December 31, 2014, compared to net income of $4.0 million for the prior year, which included a one-time gain of $626,000 on the partial sale of a joint venture in 2013.  Full-year 2014 earnings include the impact of $1.6 million of interest expense on subordinated debt and related escrow balances, which was not present during 2013, as well as a $706,000 one-time expense related to management refining its calculation of interest rate locks to include the cost to originate loans. For 2014, diluted earnings per share were $0.22, compared with $0.57 for the prior year. Both totals are adjusted to include the effect of a 2-for-1 stock split effective March 21, 2014.

"MVB remains a vibrant and growing company,” said Larry F. Mazza, President and Chief Executive Officer, MVB Financial. “Our banking business continues its strong growth with quality trend in both loans and deposits, our insurance company contributed according to its first full year plan, and although mortgage fee income declined, our volume decrease was about half of the national average. MVB’s total 2014 performance demonstrates our strengths in lending and profitably growing fee-based income, as well as our commitment for a sound balance sheet and strategically building total assets.”

 Full year 2014 financial results compared to the prior year:

•	Net loans increased 28.3 percent, reaching $792 million.

•	Total assets increased $123 million, or 12.5 percent, to reach $1.1 billion.
•	Total deposits grew $127 million to $823 million or an 18.3 percent increase.
•	MVB total equity increased $15 million, or 16.4 percent, since December 31, 2013.
•	Net interest income grew 32.3 percent, or $6.9 million to $28.3 million, including $1.6 million in interest expense paid on subordinated debt and related escrow balance not present during 2013.
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Noninterest income was down 8.8 percent or $2.5 million.  MVB Insurance made a positive contribution to noninterest income with fee-based revenues growing to $3.5 million compared to $1.7 million in 2013’s partial year. Mortgage fee income declined $3.1 million, or 14.4 percent, on a volume decline of 17.1 percent, compared to the nationwide volume decline of 39.2 percent.  Noninterest income also includes the impact of the aforementioned refined calculation related to interest rate locks.  Noninterest income for 2013 included a one-time gain of $626,000 from the partial sale of a joint venture (Lender Service Provider).

Notable actions completed in 2014:

•	MVB Board of Directors declared, and shareholders approved, a two-for-one stock split of the company's common stock. The record date for the stock split was March 21, 2014.
•	MVB expanded its mortgage presence in both North Carolina and South Carolina.
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In June, MVB announced the completion of series of private placements resulting in gross proceeds of approximately $52.8 million. Through its common stock offering, the Company sold 972,059 shares of common stock at $16.00 per share (adjusted for March 21, 2014 split) for a total of $15.6 million.  In addition, in a separate offering, the Company issued $7.8 million of preferred stock and $29.4 million of subordinated debt.  The aggregate gross proceeds of approximately $52.8 million from the private placements will be used to fund future organic and strategic growth and for other general corporate purposes.

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In October, MVB terminated its proposed approximately $30 million asset acquisition of CFG Community Bank by mutual agreement. Both parties released each other from all obligations with no termination fee required by either entity.

•	MVB declared and distributed a semi-annual cash dividend of $0.08 per share for the calendar year 2014. The dividends were paid in June and December.

Fourth quarter 2014 financial results compared to third quarter 2014:

•	Net loans increased 4.7 percent, or $35.5 million leading to an increase in total assets of 2.2 percent or $23.6 million.
•	Net interest income increased 5.6 percent, or $390,000 more than the prior quarter, reflecting the strong growth in net loans during the quarter.
•	The fee-based revenues from MVB Insurance grew 14.6 percent or $124,000 compared to third quarter 2014.
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Noninterest income decreased by 6.5 percent or $438,000, reflecting a decline in the residential mortgage business, and includes the aforementioned impact of the refined calculation related to interest rate locks.

“Our focus for 2015 is continued growth in our markets for traditional banking, wealth management, insurance and mortgage origination products, controlling expenses and continuing to maintain our strong industry rankings for credit quality and financial health,” said Mazza.

The credit profile of MVB’s subsidiary, MVB Bank, continues to compare very favorably to its peers. MVB Bank’s nonperforming assets ratio of 0.89% represents a continuation of the company’s high credit standards, which are a key building block to the platform for growth.  In 2014, MVB Bank once again ranked among top-tier banks in the country by earning the 5-Star Superior Bank rating from Bauer Financial, Inc., for the bank’s safety, soundness and financial strength. Additionally, MVB Bank again earned an A+ health rating from DepositAccounts.com during fourth quarter 2014, indicating its superior standing in security for depositors.

About MVB Financial Corp.

MVB Financial Corp. (“MVB” or “MVB Financial”; OTCQB: MVBF) was formed on January 1, 2004 as a bank holding company and, effective December 19, 2012, elected to become a financial holding company. MVB Financial features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (MVB Bank), Potomac Mortgage Group, Inc. which does business as MVB Mortgage (MVB Mortgage), and MVB Insurance, LLC (MVB Insurance). The Company’s principal executive offices are located at 301 Virginia Avenue, Fairmont, W.Va., 26554-2777, and its telephone number is (304) 363-4800. For additional information regarding MVBF visit ir.mvbbanking.com.  The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and

Consumer Protection Act and Basel III may adversely affect the Company; (xi) the reaction of the MVB Bank, Inc. ("MVB Bank") customers, employees and counterparties to the termination of the proposed acquisition of CFG Community Bank; (xii) the risk that the new investments to support the growth of MVB Insurance, LLC ("MVB Insurance") may not be fully realized or may take longer than expected due to general economic and market conditions; (xiii) diversion of management time on acquisition or diversified growth issues; and, (xiv) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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